UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ 08540

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (609) 799-0071

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 21, 2017, Dataram Corporation (the “Company”) was notified by The NASDAQ Stock Market (“NASDAQ”) that it is not in compliance with the continued listing requirements of The NASDAQ Capital Market contained in NASDAQ Listing Rule 5550(b)(1) (the “Rule”) requiring the Company to maintain a minimum of $2,500,000 in stockholders’ equity.  The Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2017 reported stockholders’ equity of $2,136,955. Additionally, the Company, at this time, does not meet alternative listing standards. The notification does not impact the Company’s listing on The NASDAQ Capital Market at this time.

The notice provides that the Company has 45 calendar days, or until May 5, 2017, to submit a plan to regain compliance with the Rule. If the Company’s plan is accepted, NASDAQ may grant an extension of up to 180 calendar days from the original date of notification to evidence compliance.

The Company anticipates regaining compliance upon consummation of its previously announced planned acquisition of U.S. Gold Corp., the closing of which is subject to the approval of the Company’s stockholders and various other conditions precedent.

The letter did not indicate the Company’s non-compliance with any other listing requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Dated: March 24, 2017	/s/ David A. Moylan
David A. Moylan
Chief Executive Officer